Exhibit 10.38
EXECUTION VERSION

FINRA Form REV – 33R

REVOLVING NOTE AND CASH SUBORDINATION AGREEMENT
THIS AGREEMENT is entered into this 29th day of October 2021, (the “Effective Date”) between PNC Bank, National Association (the “Lender”) and Evercore Group L.L.C. (the “Broker/Dealer”). This Agreement shall not be effective or deemed to constitute a satisfactory subordination agreement under Appendix D to Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the “Act” or “SEA”), unless and until the Financial Industry Regulatory Authority (“FINRA”) has found the Agreement acceptable as to form and content.

1.GENERAL

(a)Subject to the terms and conditions hereinafter set forth, the Lender agrees that from time to time between the date first written above and the 28th day of October, 2022 (the “Credit Period”) it will lend to the Broker/Dealer sums of money on a revolving basis (each an “Advance”, collectively “Advances”) which, in the aggregate principal amount outstanding at any one time, shall not exceed $75,000,000 (the “Credit Line” or “Commitment Amount”).

(b)During the Credit Period, the Broker/Dealer may utilize the Credit Line (as then in effect) by borrowing and/or prepaying outstanding Advances, in whole or in part, and reborrowing, all in accordance with the terms and provisions hereof. Each Advance shall be in the aggregate amount of $1,000,000 or integral multiples thereof.

(c)The Broker/Dealer is obligated to repay the aggregate unpaid principal amount of all Advances on or before the 28th day of October 2023 (the “Scheduled Maturity Date”) (one year after the end of the Credit Period). No Advance shall be considered equity (for purposes of Appendix D of Rule 15c3-1 under the Act) despite the length of the initial term of any Advance.

(d)The obligation of the Broker/Dealer to repay the aggregate unpaid principal amount of the Advances shall be evidenced by a promissory note of the Broker/Dealer (the “Revolving Note”) in substantially the form attached hereto as Exhibit A (with the blank spaces appropriately completed), payable to the order of the Lender, for an amount not exceeding in the aggregate the Credit Line and bearing interest at rates to be agreed upon by the Broker/Dealer and the Lender at the time of any Advance. The Revolving Note shall be dated, and shall be delivered to the Lender, on the date of the execution and delivery of this Agreement by the Broker/Dealer. The Lender shall, and is hereby authorized by the Broker/Dealer to, endorse on the schedule attached to the Revolving Note, or on a continuation of such schedule attached thereto and made a part thereof, appropriate notations regarding each Advance evidenced by the Revolving Note as specifically provided therein; provided, however, that the failure to make, or error in making, any such notation shall not limit or otherwise affect the obligations of the Broker/Dealer hereunder or under the Revolving Note.

(e)Whenever the Broker/Dealer desires to utilize the Credit Line, it shall so notify the Lender by telephone or any agreed upon electronic method, specifying the amount of the Advance and the date on which each such Advance is to be made. Such notice will also be given and confirmed in writing, to FINRA. Notice shall, at a minimum, identify (i) the date and amount of the proposed Advance, (ii) the aggregate amount of outstanding Advances and (iii) if the Advance is to be used to repay, in whole or in part, outstanding Advances, the amount and maturity of such Advance(s).

(f)The proceeds hereof shall be dealt with in all respects as capital of the Broker/Dealer, shall be subject to the risks of its business, and the Broker/Dealer shall have the right to deposit the proceeds hereof in an account or accounts in the Broker/Dealer’s name in any bank or trust company.

(g)This document contains several provisions which are optional and may be included in this Agreement if the parties mutually agree to incorporate such provisions. Each such provision is flagged by [OPTIONAL] appearing at the conclusion of its heading. The space to the left of each such provision enables the parties to indicate, by entering the word “Included”, to incorporate the particular provision(s). Any provision noted as [OPTIONAL] that has the word “Excluded” in the space to the left of such provision or lacks any appropriate indication for inclusion, by default, will not be included in this Agreement. In addition, paragraph 23 of this Agreement (“Optional Rider”), if incorporated by the parties, presents a vehicle for the parties to add their own provisions to this Agreement, subject to the terms and conditions there stated.

2.SUBORDINATION OF OBLIGATIONS

The Lender irrevocably agrees that the obligations of the Broker/Dealer under this Agreement with respect to the payment of principal and interest are and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of the Broker/Dealer whose claims are not similarly subordinated (claims hereunder shall rank pari passu with claims similarly subordinated) and to claims which are now or hereafter expressly stated in the instruments creating such claims to be senior in right of payment to the claims of the class of this claim arising out of any matter occurring prior to the date on which the Broker/Dealer’s obligation to make such payment matures consistent with the provisions hereof. In the event of the appointment of a receiver or trustee of the Broker/Dealer or in the event of its insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 (“SIPA”) or otherwise, its bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Broker/Dealer, the holder hereof shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Broker/Dealer until all claims of all other present and future creditors of the Broker/Dealer, whose claims are senior hereto, have been fully satisfied, or adequate provision has been made therefor.

3.SUSPENDED REPAYMENT

(a)The Broker/Dealer’s obligation to pay the principal amount hereof on the Scheduled Maturity Date or any accelerated maturity date shall be suspended and the obligation shall not mature for any period of time during which, after giving effect to such payment obligation (together with the payment of any other obligation of the Broker/Dealer under any other subordination agreement payable at or prior to the payment hereof as well as the return of any Secured Demand Note and the Collateral therefor held by the Broker/Dealer and returnable at or prior to the payment hereof), any of the following circumstances apply at the time payment is to be made:

(i)in the event that the Broker/Dealer is not operating pursuant to the alternative net capital requirement provided for in paragraph (a)(1)(ii) of Rule 15c3-1 (the “Rule”) under the Act, the aggregate indebtedness of the

Broker/Dealer would exceed 1200 percent of its net capital as those terms are defined in the Rule or any successor rule in effect, or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the Securities and Exchange Commission (the “SEC”), or
(ii)in the event that the Broker/Dealer is operating pursuant to paragraph (a)(1)(ii) of the Rule (the “Alternative Net Capital Requirement”), the net capital of the Broker/Dealer would be less than 5 percent (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule in effect, or
(iii)the Broker/Dealer’s net capital, as defined in the Rule or any successor rule in effect, would be less than 120 percent (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC), or
(iv)in the event that the Broker/Dealer is subject to the provisions of Paragraph (a)(6)(v) or (c)(2)(x)(C) of the Rule, the net capital of the Broker/Dealer would be less than the amount required to satisfy the 1000 percent test (or such other percent test as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) stated in such applicable paragraph, or
(v)in the event that the Broker/Dealer is registered under the Commodity Exchange Act (the “CEA”), the net capital of the Broker/Dealer (as defined in and calculated in accordance with the CEA or the regulations thereunder) would be less than the percent or amount specified in Section 1.17(h)(2)(viii) of the regulations of the Commodity Futures Trading Commission (“CFTC”) or any successor regulation in effect

(the above criteria being hereinafter referred to as the “Applicable Minimum Capital”).

(b)During any such period of suspension the Broker/Dealer shall, as consistent with the protection of its customers, promptly reduce its business to a condition whereby the principal amount hereof with accrued interest thereon could be paid (together with the payment of any other obligation of the Broker/Dealer under any other subordination agreement payable at or prior to the payment hereof as well as the return of any Secured Demand Note and the Collateral therefor held by the Broker/Dealer and returnable at or prior to the payment hereof) without the Broker/Dealer’s net capital being below the Applicable Minimum Capital, at which time the Broker/Dealer shall repay the principal amount hereof plus accrued interest thereon on not less than five days’ prior written notice to FINRA.

(c)The aggregate principal amount outstanding pursuant to this Agreement shall mature on the first day at which under this paragraph 3 the Broker/Dealer has an obligation to pay the principal amount hereof.

(d)If payment is made of all or any part of the principal hereof on the Scheduled Maturity Date or any accelerated maturity date and if immediately after any such payment the Broker/Dealer’s net capital is less than the Applicable Minimum Capital, the Lender agrees irrevocably (whether or not such Lender had any knowledge or notice of such fact at the time of any such payment) to repay to the Broker/Dealer, its successors or assigns, the sum so paid, to be held by the Broker/Dealer pursuant to the provisions hereof as if such payment had never been made; provided, however, that any demand by the Broker/Dealer to recover such payment must be made in writing to the Lender, a copy of which must be provided to FINRA, within 120 calendar days from the date of such payment.

(e)The Broker/Dealer shall immediately notify FINRA of any suspension of its obligations to pay the principal amount hereof.

EXCLUDED 4.    LIQUIDATION OF BROKER/DEALER IF SUSPENDED FOR 6 MONTHS OR MORE [OPTIONAL]

If pursuant to the terms of paragraph 3 hereof, the Broker/Dealer’s obligation to pay the principal amount hereof is suspended and does not mature, the Broker/Dealer agrees (and the Lender recognizes) that if its obligation to pay the principal amount hereof is ever suspended for a period of six months or more, it will promptly take whatever steps are necessary to effect a rapid and orderly complete liquidation of its business but the right of the Lender to receive payment hereunder shall remain subordinate as herein above set forth.

5.PERMISSIVE PREPAYMENT WITHIN AND AFTER ONE YEAR

(a)With the prior written approval of FINRA, any time prior to one year following the date of any Advance, the Broker/Dealer may, at its option, but not at the option of the Lender, pay all or any portion of the principal amount hereof to the Lender prior to the Scheduled Maturity Date (such payment being hereinafter referred to as “Prepayment”). However, no Prepayment prior to one year following the date of any Advance shall be made if:

(i)after giving effect thereto (and to all other payments of principal of outstanding subordination agreements of the Broker/Dealer, including the return of any Secured Demand Note and the Collateral therefor held by the Broker/Dealer, the maturity or accelerated maturity of which are scheduled to occur within six months after the date such Prepayment is to occur pursuant to the provisions of this paragraph, or on or prior to the Scheduled Maturity Date for payment of the principal amount hereof disregarding this Paragraph, whichever date is earlier) without reference to any projected profit or loss of the Broker/Dealer, either aggregate indebtedness of the Broker/Dealer would exceed 900 percent of its net capital or its net capital would be less than 200 percent of the minimum dollar amount required by the Rule or, in the case of a Broker/Dealer operating pursuant to the Alternative Net Capital Requirement, its net capital would be less than 6 percent of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act, or, in the event that the Broker/Dealer is subject to the provisions of Paragraph (a)(6)(v) or (c)(2)(x)(C) of the Rule, the net capital of the Broker/Dealer would be less than the amount required to satisfy the 1000 percent test stated in such applicable paragraph, or, if an applicant for registration or registered under the CEA, the Broker/Dealer’s net capital would be less than the percent or amount specified in Section 1.17(h)(2)(vii)(B) of the regulations of the CFTC, or the Broker/Dealer’s net capital would be less than any such other percent or amount test as may be made applicable to the Broker/Dealer by FINRA, the SEC or the CFTC at the time Prepayment is to be made; or

(ii)pre-tax losses of the Broker/Dealer during the latest three-month period equaled more than 15 percent of current excess net capital.

(b)With the prior written approval of FINRA, at any time subsequent to one year following the date of any Advance, the Broker/Dealer may, at its option, but not at the option of the Lender, make Prepayment(s). However, no Prepayment subsequent to one year following the date of any Advance shall be made if, after giving effect thereto (and to all other payments of principal of outstanding subordination agreements of the Broker/Dealer, including the return of any Secured Demand Note and the Collateral therefor held by the Broker/Dealer, the maturity or accelerated maturity of which are scheduled to occur within six months after the date such Prepayment is to occur pursuant to the provisions of this paragraph, or on or prior to the Scheduled Maturity Date for payment of the principal amount hereof disregarding this paragraph, whichever date is earlier) without reference to any projected profit or loss of the Broker/Dealer, any of the following circumstances apply at the time such Prepayment is to be made:

(i)in the event that the Broker/Dealer is not operating pursuant to the Alternative Net Capital Requirement, the aggregate indebtedness of the Broker/Dealer would exceed 1000 percent of its net capital as those terms are defined in the Rule or any successor rule in effect (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC); or
(ii)in the event that the Broker/Dealer is operating pursuant to the Alternative Net Capital Requirement, the net capital of the Broker/Dealer would be less than 5 percent (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule in effect; or
(iii)the Broker/Dealer’s net capital, as defined in the Rule or any successor rule in effect, would be less than 120 percent (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC); or
(iv)in the event that the Broker/Dealer is subject to the provisions of paragraph (a)(6)(v) or (c)(2)(x)(C) of the Rule, the net capital of the Broker/Dealer would be less than the amount required to satisfy the 1000 percent test (or such other percent test as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) stated in such applicable paragraph; or
(v)in the event that the Broker/Dealer is registered under the Commodity Exchange Act (the “CEA”), the net capital of the Broker/Dealer (as defined in and calculated in accordance with the CEA or the regulations thereunder) would be less than the percent or amount specified in Section 1.17(h)(2)(vii)(A) of the regulations of the CFTC or any successor regulation in effect.

(c)If Prepayment is made of all or any part of the principal hereof prior to the Scheduled Maturity Date and if immediately after such Prepayment the Broker/Dealer’s net capital is less than the amount required to permit such Prepayment pursuant to the foregoing provisions of this paragraph, the Lender agrees irrevocably (whether or not such Lender had any knowledge or notice of such fact at the time of such Prepayment) to repay the Broker/Dealer, its successors or assigns, the sum so paid to be held by the Broker/Dealer pursuant to the provisions hereof as if such Prepayment had never been made; provided, however, that any demand by the Broker/Dealer to recover such Prepayment must be made in writing to the Lender, a copy of which must be provided to FINRA, within 120 calendar days from the date of such Prepayment.

EXCLUDED 6.    LENDER’S RIGHT TO ACCELERATE MATURITY [OPTIONAL]

Subject to the provisions of paragraph 3 hereof, by written notice delivered to the Broker/Dealer at its principal office and to FINRA given no sooner than six months from the date hereof, the Lender may accelerate payment to the last business day of a calendar month not less than six months after the receipt of such notice by both the Broker/Dealer and FINRA, but the right of the Lender to receive payment of the principal amount hereof and interest shall remain subordinate as hereinafter provided.

INCLUDED 7. ACCELERATED MATURITY UPON THE OCCURRENCE OF AN EVENT OF ACCELERATION [OPTIONAL]

(a)By prior written notice to the Broker/Dealer at its principal office and to FINRA upon the occurrence of any Event of Acceleration (as herein after defined), given no sooner than six months from the effective date of this Agreement, the Lender may accelerate the maturity of the payment obligation of the Broker/Dealer under this Agreement, together with accrued interest or compensation thereon, to the last business day of a calendar month which is not less than six months after notice of acceleration is received by the Broker/Dealer and FINRA. The right of the Lender to receive payment, together with accrued interest or compensation thereon, shall remain subordinate as herein above set forth.

(b)If, upon the acceleration of maturity resulting from the occurrence of an Event of Acceleration, the payment obligation of the Broker/Dealer is suspended pursuant to paragraph 3 hereof, and liquidation of the Broker/Dealer has not commenced on or prior to such accelerated maturity date, then notwithstanding paragraph 3 hereof, the payment obligation of the Broker/Dealer with respect to this Agreement shall mature on the day immediately following such accelerated maturity date and in any such event the payment obligations of the Broker/Dealer with respect to all other subordination agreements then outstanding shall also mature at the same time. The right of the Lender to receive payment, together with accrued interest or compensation thereon, shall remain subordinate as herein above set forth.

(c)Events of Acceleration which may be included in a subordination agreement are limited by paragraph (b)(10)(i) of Appendix D to the Rule and are limited to:

(i)Failure to pay interest or any installment of principal on a subordination agreement as scheduled;
(ii)Failure to pay when due other money obligations of a specified material amount;
(iii)Discovery that any material, specified representation or warranty of the broker or dealer which is included in the subordination agreement and on which the subordination agreement was based or continued was inaccurate in a material respect at the time made;
(iv)Any specified and clearly measurable event which is included in the subordination agreement and which the lender and the broker or dealer agree (1) is a significant indication that the financial position of the broker or dealer has changed materially and adversely from agreed upon specified norms; or (2) could materially and adversely affect the ability of the broker or dealer to conduct its business as conducted on the date the subordination agreement was made; or (3) is a significant change in the senior management of the broker or dealer or in the general business conducted by the broker or dealer from that which obtained on the date the subordination agreement became effective;
(v)Any continued failure to perform agreed covenants included in the subordination agreement relating to the conduct of the business of the broker or dealer or relating to the maintenance and reporting of its financial position.

(d)The Events of Acceleration included in this Agreement are as follows:

(i)Pursuant to Section (b)(10)(i)(A) of Appendix D to the Rule, failure to pay any installment of principal under the Revolving Note on the date scheduled; or failure to pay interest on the Revolving Note within five (5) days after the date scheduled;
(ii)Pursuant to Section (b)(10)(i)(B) of Appendix D to the Rule, failure to pay when due any principal of or interest on any other indebtedness that is outstanding in an aggregate principal amount in excess of $25,000,000 beyond any period of grace provided with respect thereto;
(iii)Pursuant to Section (b)(10)(i)(C) of Appendix D to the Rule any representation or warranty of Broker/Dealer set forth in Section 25 of this Agreement or in Rider Sections 7.1 through 7.5 or Rider Section 10, was inaccurate in a material respect at the time made;
(iv)Pursuant to Section (b)(10)(i)(D) of Appendix D to the Rule, any notice required to be given by the broker-dealer pursuant to Exchange Act Rule 17a-11 (a “Rule 17a-11 notice”) regarding any capital deficiency, provided that such deficiency has not been cured by the time such Rule 17a-11 notice has been delivered to FINRA. For the avoidance of doubt, the proviso of this section (iv) does not relieve the Broker/Dealer from the obligation of delivering to FINRA any notice required by Exchange Act Rule 17a-11; and
(v)Pursuant to Section (b)(10)(i)(E) of Appendix D to the Rule, the Broker/Dealer shall fail to comply with any affirmative covenant set forth in Rider Section 8.1, 8.2, 8.3, or 8.4 and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (I) written notice to the Broker/Dealer from the Lender or (II) a responsible officer of the Broker/Dealer becoming aware of such failure.

INCLUDED 8. ACCELERATED MATURITY UPON THE OCCURRENCE OF AN EVENT OF DEFAULT [OPTIONAL]

(a)Notwithstanding the provisions of paragraph 3 hereof, if liquidation of the business of the Broker/Dealer has not already commenced, the payment obligation of the Broker/Dealer under this Agreement shall mature, together with accrued interest or compensation thereon, upon the occurrence of an Event of Default (as hereinafter defined). The date on which such Event of Default occurs shall, if liquidation of the broker or dealer has not already commenced, be the date on which the payment obligations of the Broker/Dealer with respect to all other subordination agreements then outstanding shall mature but the right of the Lender to receive payment, together with accrued interest or compensation, shall remain subordinate as herein above set forth.

(b)Events of Default which may be included in a subordination agreement are limited by paragraph (b)(10)(ii) of Appendix D to the Rule and are limited to:

(i)The making of an application by the Securities Investor Protection Corporation for a decree adjudicating that customers of the broker or dealer are in need of protection under the SIPA and the failure of the broker or dealer to obtain the dismissal of such application within 30 days;
(ii)The aggregate indebtedness of the broker or dealer exceeding 1500 percent of its net capital or, in the case of a broker or dealer that has elected to operate under paragraph (a)(1)(ii) of the Rule, its net capital computed in accordance therewith is less than 2 percent of its aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or, if registered as a futures commission merchant, 4 percent of the funds required to be segregated pursuant to the CEA and the regulations thereunder (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, each such deduction not to exceed the amount of funds in the option customer’s account), if greater, throughout a period of 15 consecutive business days, commencing on the day the broker or dealer first determines and notifies the Examining Authority for the broker or dealer, or the Examining Authority or the Commission first determines and notifies the broker or dealer of such fact;
(iii)The Commission shall revoke the registration of the broker or dealer;
(iv)The Examining Authority shall suspend (and not reinstate within 10 days) or revoke the broker’s or dealer’s status as a member thereof;
(v)Any receivership, insolvency, liquidation pursuant to the SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the broker or dealer.

(c)The Events of Default included in this Agreement are as follows:

(i)The making of an application by the Securities Investor Protection Corporation for a decree adjudicating that customers of the Broker/Dealer are in need of protection under the SIPA and the failure of the Broker/Dealer to obtain the dismissal of such application within 30 days;
(ii)The aggregate indebtedness of the Broker/Dealer exceeding 1500 percent of its net capital or, in the case that the Broker/Dealer has elected to operate under paragraph (a)(1)(ii) of the Rule, its net capital computed in accordance therewith is less than 2 percent of its aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or, if registered as a futures commission merchant, 4 percent of the funds required to be segregated pursuant to the CEA and the regulations thereunder (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, each such deduction not to exceed the amount of funds in the option customer’s account), if greater, throughout a period of 15 consecutive business days, commencing on the day the Broker/Dealer first determines and notifies the Examining Authority for the Broker/Dealer, or the Examining Authority or the SEC first determines and notifies the Broker/Dealer of such fact;
(iii)The SEC shall revoke the registration of the Broker/Dealer;

(iv)The Examining Authority shall suspend (and not reinstate within 10 days) or revoke the Broker/Dealer’s status as a member thereof;
(v)Any receivership, insolvency, liquidation pursuant to the SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Broker/Dealer.

EXCLUDED 9. LIQUIDATION OF BROKER/DEALER UPON THE OCCURRENCE OF AN EVENT OF DEFAULT [OPTIONAL]

If liquidation of the business of the Broker/Dealer has not already commenced, the rapid and orderly liquidation of the business of the Broker/Dealer shall then commence upon the happening of an Event of Default (defined in paragraph 8 of this Agreement.)

10.ACCELERATION IN EVENT OF INSOLVENCY

Notwithstanding the provisions of paragraph 3 hereof, the Broker/Dealer’s obligation to pay the unpaid principal amount hereof shall forthwith mature, together with interest accrued thereon, in the event of any receivership, insolvency, liquidation pursuant to SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Broker/Dealer; but payment of the same shall remain subordinate as herein above set forth.

11.EFFECT OF DEFAULT

Default in any payment hereunder, including the payment of interest, shall not accelerate the maturity hereof except as herein specifically provided, and the obligation to make payment shall remain subordinate as herein above set forth.

12.NOTICE OF MATURITY OR ACCELERATED MATURITY

The Broker/Dealer shall, in addition to any other notice required pursuant to this Agreement, immediately notify FINRA if:

(a)any acceleration of maturity occurs pursuant to the this Agreement; or

(b)after giving effect to all Payments of Payment Obligations (as such terms are defined in (a)(2)(iv) of Appendix D of the Rule) under subordination agreements then outstanding that are then due or mature within the following six months without reference to any projected profit or loss of the broker or dealer, the net capital of the Broker/Dealer would be less than the Applicable Minimum Capital (as that term and criteria is defined in paragraph 3 of this Agreement.)

13.NON-LIABILITY OF FINRA

The Lender irrevocably agrees that the loan evidenced hereby is not being made in reliance upon the standing of the Broker/Dealer as a member of FINRA or upon FINRA’s surveillance of the Broker/Dealer’s financial position or its compliance with the By-Laws, rules and practices of FINRA. The Lender has made such investigation of the Broker/Dealer and its partners, officers, directors, stockholders and other principals, from sources other than FINRA, as the Lender deems necessary and appropriate under the circumstances. The Lender is not relying upon FINRA to provide, or cause to be provided, any information concerning or relating to the Broker/Dealer and agrees that FINRA has no responsibility to disclose, or cause to be disclosed, to the Lender any information concerning or relating to the Broker/Dealer which it may have now, or at any future time have. The Lender agrees that neither FINRA, nor any director, officer or employee of FINRA, shall be liable to the Lender with respect to this agreement or the repayment of the loan evidenced hereby or of any interest or other compensation thereon.

14.CEA APPLICANT OR REGISTRANT NOTIFICATION REQUIREMENTS

If the Broker/Dealer is an applicant for registration or registered under the CEA, the Broker/Dealer agrees, consistent with the requirements of Section 1.17(h) of the regulations of the CFTC (17 CFR 1.17(h)) or any successor regulation, that:

(a)whenever prior written notice by the Broker/Dealer to FINRA is required pursuant to the provisions of this Agreement, the same prior written notice shall be given by the Broker/Dealer to (i) the CFTC and/or (ii) the commodity exchange of which the Broker/Dealer is a member and which is then designated by the CFTC as the Broker/Dealer’s designated self- regulatory organization (the “DSRO”);

(b)whenever prior written consent, permission or approval of FINRA is required pursuant to the provisions of this Agreement, the Broker/Dealer shall also obtain the prior written consent, permission or approval of the CFTC and/or of the DSRO; and

(c)whenever the Broker/Dealer provides or receives written notice of acceleration of maturity pursuant to the provisions of this Agreement, the Broker/Dealer shall promptly give written notice thereof to the CFTC and/or to the DSRO.

15.BROKER/DEALER AND LENDER

(a)The term “Broker/Dealer” as used in this Agreement shall include the Broker/Dealer, its heirs, executors, administrators, successors and assigns. The provisions of this Agreement shall be binding upon such persons.

(b)The term “Lender” as used in this Agreement shall include the Lender, its heirs, executors, administrators, successors and assigns. The provisions of this Agreement shall be binding upon such persons.

16.EFFECT OF FINRA MEMBERSHIP TERMINATION

Upon termination of the Broker/Dealer as a member of FINRA, the references herein to FINRA shall be deemed to refer to the then designated Examining Authority. The term “Examining Authority” shall refer to the regulatory body having responsibility for inspecting or examining the Broker/Dealer for compliance with financial responsibility requirements under Section 78iii(c) of SIPA and Section 17(d) of the Act.

17.EFFECTIVE DATE

This Agreement shall be effective from the date on which it is approved by FINRA and executed by the parties and shall not be modified or amended without the prior written approval of FINRA.

18.ENTIRE AGREEMENT

This instrument, together with any rider incorporated pursuant to paragraph 23 of this Agreement, embodies the entire agreement between the Broker/Dealer and the Lender. No other evidence of such agreement has been or will be executed or effective without the prior written consent of FINRA.

19.CANCELLATION, TRANSFER, SALE AND ENCUMBERANCE

(a)This agreement shall not be subject to cancellation by either party.

(b)This agreement may not be terminated, rescinded or modified if the effect thereof would be inconsistent with the requirements of the Rule or Appendix D to the Rule. Any and all amendments or modifications to this agreement require the prior written approval of FINRA.

(c)The rights and obligations under this agreement may not be transferred, sold, assigned, pledged, or otherwise encumbered or disposed of, and no lien, charge or other encumbrance may be created or permitted to be created thereon without the prior written consent of FINRA.

20.NO RIGHT OF SET-OFF

The Lender agrees that it is not taking and will not take or assert as security for the payment of the loan any security interest in or lien upon, whether created by contract, statute or otherwise, any property of the Broker/Dealer or any property in which the Broker/Dealer may have an interest, which is or at any time may be in the possession or subject to the control of the Lender. The Lender hereby waives, and further agrees that it will not seek to obtain payment of the loan in whole or in any part by exercising any right of set-off it may assert or possess whether created by contract, statute or otherwise. Any agreement between the Broker/Dealer and the Lender (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise) shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provisions of this paragraph.

21.ARBITRATION

Any controversy arising out of or relating to this agreement shall be submitted to and settled by arbitration pursuant to the By Laws and rules of FINRA. The Broker/Dealer and the Lender shall be conclusively bound by such arbitration.

22.GOVERNING LAW

This agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of New York in all respects.

INCLUDED    23.    OPTIONAL RIDER [OPTIONAL]

By incorporating this provision, the Broker/Dealer and Lender agree to include as part of this Agreement the terms and provisions contained in “Rider A” attached to this Agreement. The parties hereto may, via the annexed rider, add any mutually agreed upon term that is acceptable to FINRA and is not inconsistent with the Rule or Appendix D to the Rule. The parties, by incorporating this provision and the terms included in the incorporated Rider A, represent to

FINRA, for its reliance, that no provision of Rider A, singly or in combination with any or all of the provisions of this Agreement, is inconsistent with any provision of Appendix D to the Rule or of any other applicable provision of the SEA, the rules and regulations thereunder, or the rules of FINRA, nor do any such provisions impede the ability of the Broker/Dealer to comply therewith.

EXCLUDED 24. EXTENSION OF MATURITY (OPTIONAL)

The Scheduled Maturity Date and Credit Period hereof in each year, without further action by either the Lender or Broker/Dealer, shall be extended an additional year unless on or before the day seven months preceding the Scheduled Maturity Date then in effect, the Lender shall notify the Broker/Dealer in writing, with a written copy to FINRA, that such Scheduled Maturity Date shall not be extended.

25.REPRESENTATIONS

The parties to this Agreement, by affixing their signatures to this Agreement represent to FINRA, for its reliance, that:

(a)this Agreement is a legally valid and binding obligation on the parties; and

(b)this Agreement, as executed below, conforms in every respect to and with any draft hereof which may have been heretofore submitted to and approved by FINRA for actual execution.

[Remainder of page intentionally left blank]

EXECUTION

IN WITNESS HEREOF the parties hereto have set their hands and seals this 29th Day of October, 2021.

BROKER/DEALER:

EVERCORE GROUP L.L.C.

By:
Name:
Title:

Address for Notices:
Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055
Attention: Nancy Bryson
Jason Klurfeld
Paul Pensa

LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Address for Notices:
PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222
Attention: Devin Faddoul

EXECUTION

IN WITNESS HEREOF the parties hereto have set their hands and seals this 29th Day of October, 2021.

BROKER/DEALER:

EVERCORE GROUP L.L.C.

By:
Name:
Title:

Address for Notices:
Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055
Attention: Nancy Bryson
Jason Klurfeld
Paul Pensa

LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:/s/ Sheryl Jordan
Name:Sheryl Jordan
Title:Senior Vice President and Managing Director

Address for Notices:
PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222
Attention: Devin Faddoul

EXECUTION

IN WITNESS HEREOF the parties hereto have set their hands and seals this 29th Day of October, 2021.

BROKER/DEALER:

EVERCORE GROUP L.L.C.

By:/s/ Paul Pensa
Name:Paul Pensa
Title:Chief Financial Officer

Address for Notices:
Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055
Attention: Nancy Bryson
Jason Klurfeld
Paul Pensa

LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Address for Notices:
PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222
Attention: Devin Faddoul

FINRA Form REV - 33R
EXHIBIT A

REVOLVING NOTE

For value received, Evercore Group L.L.C. (“Broker/Dealer”) hereby promises to pay to the order of PNC Bank, National Association (“Lender”) on , 2023 (“Scheduled Maturity Date”), the principal sum of the aggregate unpaid principal amount of all Advances made by the Lender to the Broker/Dealer under the terms of a Revolving Note And Cash Subordination Agreement between the Broker/Dealer and the Lender, dated , 2021 (the “Agreement”). Such sum shall not exceed $75,000,000.

The Broker/Dealer also promises to pay interest on the unpaid principal amount of each Advance hereunder from the date of each such Advance until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rate per annum agreed upon by the Broker/Dealer and the Lender at the time of any Advance, said interest to be payable upon the maturity of the Advance.

This Revolving Note is subject in all respects to the provisions of the Agreement, which are deemed to be incorporated herein and a copy of which may be examined at the principal office of the Broker/Dealer.

All principal and interest payable hereunder shall be due and payable in accordance with the terms of the Agreement. Principal and interest payments shall be in money of the United States of America, lawful at such times for the satisfaction of public and private debts.

The Broker/Dealer promises to pay costs of collection, including reasonable attorney's fees, if default is made in the payment of this Revolving Note.

The terms and provisions of this Revolving Note shall be governed by the applicable laws of the State of New York.

IN WITNESS HEREOF the parties hereto have set their hands and seals this day     ,
2021.

EVERCORE GROUP L.L.C.

By:
Name:
Title:
(Broker/Dealer)

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:
(Lender)

RIDER A TO REVOLVING NOTE
AND CASH SUBORDINATION AGREEMENT
DATED AS OF OCTOBER 29, 2021

Additional Terms

1.Interest Rate. Notwithstanding any provisions to the contrary in this Agreement or the Note, amounts outstanding under this Agreement and the Note will bear interest at a rate per annum which is at all times equal to (A) the Daily LIBOR Rate plus (B) one hundred eighty (180) basis points (1.80%). Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the Maximum Rate. Regardless of any other provision of this Agreement or the other Loan Documents (as defined below), if for any reason the effective interest rate should exceed the Maximum Rate, the effective interest rate shall be deemed reduced to, and shall be, the Maximum Rate, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Advances outstanding and not to the payment of interest, and (ii) if the outstanding principal amount of the Advances evidenced by the Revolving Note have been or are thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Advances or the refunding of such excess to be a complete settlement and acquittance thereof.

If the Lender determines (which determination shall be final and conclusive absent manifest error) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are temporarily not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining the Daily LIBOR Rate, then the Lender shall give notice thereof to the Broker/Dealer. Thereafter, until the Lender notifies the Broker/Dealer that the circumstances giving rise to such suspension no longer exist, the interest rate for all amounts outstanding under the Credit Line shall be equal to (A) the Base Rate plus (B) fifty (50) basis points (0.50%) (the “Alternate Rate”).

In addition, if, after the date of this Agreement, the Lender shall determine (which determination shall be final and conclusive absent manifest error) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Lender to make or maintain or fund loans based on the Daily LIBOR Rate, the Lender shall notify the Broker/Dealer. Thereafter, until the Lender notifies the Broker/Dealer that the circumstances giving rise to such determination no longer apply, the interest rate on all amounts outstanding under the Credit Line shall be the Alternate Rate.

The LIBOR Replacement Rider attached hereto and incorporated herein by this reference provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Lender does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate therefor. To the extent that any term or provision of the LIBOR Replacement

Rider is or may be inconsistent with any term or provision in the remainder of this Rider A or any other Loan Document, the terms and provisions of the LIBOR Replacement Rider shall control.

For purposes hereof, the following terms shall have the following meanings:

“Base Rate” shall mean the Prime Rate. If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Broker/Dealer, effective on the date of any such change; provided, however, if the Base Rate determined as provided above would be less than zero, then such rate shall be deemed to be zero.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania or New York, New York.

“Default Rate” shall mean the rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) equal to the lesser of (A) the sum of 3% plus the interest rate otherwise in effect from time to time hereunder and (B) the Maximum Rate.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Lender by dividing (A) the Published Rate by (B) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency fundings by banks on such day; provided, however, if the Daily LIBOR Rate determined as provided above would be less than zero, then such rate shall be deemed to be zero. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily LIBOR Rate without notice to the Broker/Dealer.

“Maximum Rate” shall mean the maximum rate of interest allowed by applicable law.

“Prime Rate” shall mean the rate publicly announced by the Lender from time to time as its prime rate. The Prime Rate is determined from time to time by the Lender as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Lender to any particular class or category of customers.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Lender).

2.Advance Procedures. If permitted by the Lender, a request for advance may be made by telephone or electronic mail or delivered in accordance with the Lender’s security protocols through any automated platform or electronic service provided by the Lender, with such confirmation or verification (if any) as the Lender may require in its discretion from time to time and shall be made at least one Business Day prior to the date of borrowing. A request for advance by the Broker/Dealer shall be binding upon the Broker/Dealer. The Broker/Dealer authorizes the Lender to accept telephonic and electronic requests for advances, and the Lender shall be entitled to rely upon the authority of any person providing such instructions. The Broker/Dealer hereby indemnifies and holds the Lender harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephonic and electronic requests or by the making of such advances; provided, however, that the foregoing indemnity agreement shall not apply to any liabilities resulting solely from the gross negligence or willful misconduct of the Lender as determined by a final judgment of a court of competent jurisdiction. The Lender will enter on its books and records, which entry when made will be presumed correct absent manifest error, the date and amount of each advance, as well as the date and amount of each payment made by the Broker/Dealer.

3.Other Payment Terms. Accrued interest will be due and payable on the last day of each month and as otherwise provided in this Agreement. Principal on the Advances shall be due and payable as provided in this Agreement.

If any payment hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

4.Late Payments; Default Rate. If the Broker/Dealer fails to make any payment of principal, interest or other amount coming due pursuant to the provisions hereof within 15 calendar days of the date due and payable, the Broker/Dealer also shall pay to the Lender a late charge equal to the lesser of 5% of the amount of such payment or $100.00 (the “Late Charge”). Such 15-day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Lender’s option upon the occurrence of any Event of Default and during the continuance thereof, amounts outstanding under the Revolving Note shall bear interest at the Default Rate. The Default Rate shall continue to apply whether or not judgment shall be entered. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Lender’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Lender may employ. In addition, the Default Rate reflects the increased credit risk to the Lender of carrying a loan that is in default. The Broker/Dealer agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Lender, and that the actual harm incurred by the Lender cannot be estimated with certainty and without difficulty.

5.Prepayment. Subject to the conditions of paragraph 5 of this Agreement, the indebtedness evidenced by the Revolving Note may be prepaid in whole or in part at any time without penalty.

6.Other Loan Documents. This Agreement, the Revolving Note and the Guaranty and Suretyship Agreement, dated as of the date hereof (the “Guaranty Agreement”) among, Evercore Group Holdings LP (“Evercore Holdings”) and Evercore LP, (the “Evercore LP”; together with Evercore Holdings, each a “Guarantor” and, collectively, the “Guarantors” and the Guarantors together with the Broker/Dealer, each a ““Loan Party” and, collectively, the “Loan Parties”) and the other agreements and documents executed and/or delivered in connection herewith or therewith, as amended, modified or renewed from time to time, are collectively referred to herein as the “Loan Documents”).

7.Representations and Warranties. The Broker/Dealer hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect during the Commitment Period and until after all amounts under the Credit Line (other than contingent indemnification obligations for which no claim has been made) are paid in full:

7.1Existence, Power and Authority. The Broker/Dealer is (a) duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization,
(b) has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and (c) is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing except, in the case of clause (c) only, for such jurisdictions (other than in its State of formation) where the failure to be so qualified, licensed or in good standing could not reasonably be expected to have a material adverse effect. The Broker/Dealer is duly authorized to execute and deliver this Agreement and the Revolving Note and all necessary action by the Broker/Dealer to authorize the execution and delivery of this Agreement and the Revolving Note to which it is a party has been properly taken.

7.2No Defaults or Violations. There does not exist any Event of Default.

7.3Regulatory Matters. No part of the proceeds of any Advances will be used (a) for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect; provided that the proceeds of any Advances may be used to purchase any unsold allotment of an offering which the Broker/Dealer is obligated to purchase under the applicable underwriting agreements pertaining to such offering or (b) for any purpose which violates the provisions of the Regulations of such Board of Governors.

7.4Beneficial Owners. If the Broker/Dealer was required to execute and deliver to the Lender a Certification of Beneficial Owner(s) (individually and collectively, as updated from time to time, the “Certification of Beneficial Owners”), the information in the Certification of Beneficial Owners, as updated from time to time in accordance with this Agreement, is true, complete and correct as of the date of such certification (if any) or such update is delivered to the Lender.

7.5Financial Statements. The Broker/Dealer has delivered or caused to be delivered to the Lender copies of the most recent annual and quarterly financial statements (the “Financial Statements”) of the Broker/Dealer. All of such Financial Statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Broker/Dealer as of the respective dates specified therein and the consolidated results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with generally accepted accounting principles in effect from time to time (“GAAP”) consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

8.Affirmative Covenants. The Broker/Dealer agrees that from the date of execution of this Agreement during the Commitment Period and until all amounts under the Credit Line (other than contingent indemnification obligations for which no claim has been made) have been paid in full and any commitments of the Lender to the Broker/Dealer have been terminated:

8.1Corporate Existence, Etc. The Broker/Dealer will at all times preserve and keep its corporate existence in full force and effect.

8.2Books and Records. The Broker/Dealer will maintain proper books of record and account in conformity with generally accepted accounting principles and all applicable requirements of any governmental authority having legal or regulatory jurisdiction over the Broker/Dealer. The Broker/Dealer will keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Broker/Dealer has devised a system of internal accounting controls sufficient to provide reasonable assurances that its books, records and accounts accurately reflect all transactions and dispositions of assets and the Broker/Dealer will continue to maintain such system. The Broker/Dealer will give representatives of the Lender access to the books and records of the Broker/Dealer at all reasonable times (but, if no Event of Default shall have occurred and be continuing, upon not less than five (5) Business Days’ prior written notice to the Broker/Dealer), including permission to examine, copy and make abstracts from any of such books and records and such other information as the Lender may, for any purpose relating to the Loan Documents, request, and, if requested by the Lender, the Broker/Dealer will make available to the Lender for examination copies of any reports, statements and returns which the Broker/Dealer may make to or file with any federal, state or local governmental department, bureau or agency; provided that the Lender shall not be entitled to examine or make copies or abstracts of, or otherwise obtain information with respect to, the Broker/Dealer’s records relating to pending or threatened litigation if (i) the Broker/Dealer determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 12(l) hereof, it would be prohibited from disclosing such information by applicable law or regulations without making public disclosure thereof or (ii) notwithstanding the confidentiality requirements of Section 12(l) hereof, the Broker/Dealer is prohibited from disclosing such information by the terms of an obligation of confidentiality contained in any agreement with any non-affiliate binding upon the Broker/Dealer and not entered into in contemplation of this proviso, provided further that, with respect to this clause (ii), (x) the Broker/Dealer shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and (y) the Broker/Dealer has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement. Promptly after determining that the Broker/Dealer is not permitted to disclose any information as a result of the limitations described in the first proviso to the immediately preceding sentence, the Broker/Dealer shall provide an officer’s certificate describing generally the requested information that the Broker/Dealer is prohibited from disclosing pursuant to such proviso and the circumstances under which the Broker/Dealer is not permitted to disclose such information. Promptly after a request therefor from the Lender, the Broker/Dealer shall provide the Lender with a written opinion of counsel (which may be addressed to the Broker/Dealer) relied upon as to such information that the Broker/Dealer is prohibited from disclosing to the Lender under circumstances described in the first proviso to the second preceding sentence.

8.3Certification of Beneficial Owners and Other Additional Information. The Broker/Dealer will provide: (a) such information and documentation as may reasonably be requested by the Lender from time to time for purposes of compliance by the Lender with applicable laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Lender to comply therewith; and (b) if the Broker/Dealer was required to deliver a Certification of Beneficial Owners to the Lender, (i) confirmation of the accuracy of the information set forth in the most recent Certification of Beneficial Owners provided to the Lender, as and when reasonably requested by the Lender; and (ii) a new Certification of Beneficial Owners in form and substance acceptable to the Lender when the individual(s) identified as a controlling party and/or a direct or indirect individual owner on the most recent Certification of Beneficial Owners provided to the Lender have changed.

8.4Financial Reporting Requirements.

(a)Interim Financial Statements. As soon as available and in any event within sixty (60) calendar days after the end of each of the first three fiscal quarters in each fiscal year of the Broker/Dealer, financial statements of the Broker/Dealer, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year through the end of such fiscal quarter, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Broker/Dealer (or other officer reasonably acceptable to the Lender) as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

(b)Annual Financial Statements. (i) As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Broker/Dealer, audited financial statements of the Broker/Dealer consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and certified by independent certified public accountants reasonably satisfactory to the Lender. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Broker/Dealer under this Agreement.

9.Conditions to Lending.

(a)Closing. This Agreement shall become effective upon the satisfaction of the below conditions precedent in addition to any conditions precedent set forth in this Agreement (including the consent of FINRA):

(i)No Event of Default. No Event of Default shall have occurred and be continuing;

(ii)Authorization Documents. The Lender shall have received a certificate of a responsible officer of each Loan Party dated as of the date hereof certifying (a) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Lender, of its members or other governing body authorizing the execution, delivery and performance of each Loan Document to which it is a party, and that such resolutions have not been amended, modified, revoked or rescinded in any manner and are in full force and effect, (b) that attached thereto is a true and complete copy of its certificate of formation or equivalent document, certified by the Secretary of State of the State in which it is formed, and its organizational documents and that such certificate of formation and organizational documents have not been amended, modified, revoked or rescinded and are in full force and effect, (c) as to the incumbency and specimen signatures of each officer executing the Loan Documents on its behalf, and (d) that (i) the representations made by it contained in the Loan Documents to which it is a party are true and correct, (ii) it is in compliance with all of its covenants contained in the Loan Documents to which it is a party, (iii) there exists no Event of Default and (iv) there has been no material adverse change in the condition (financial or otherwise), operations, properties, assets or prospects of the Loan Parties taken as a whole since December 31, 2020.

(iii.)Receipt of Loan Documents. The Lender shall have received the Loan Documents fully executed by the parties thereto;

(iv.)Good Standing. The Lender shall have received certificates of good standing, subsistence and/or status dated a recent date from the Secretary of State or appropriate taxing or other authorities in the jurisdiction of incorporation or organization of each Loan Party;

(v.)Opinion of Counsel. The Lender shall have received one or more written opinions of the Loan Parties’ counsel addressed to the Lender and covering such matters as the Lender may reasonably require;

(vi.)Material Adverse Change. There has been no material adverse change in the condition (financial or otherwise), operations, properties, assets or prospects of the Loan Parties taken as a whole since December 31, 2020;

(vii.)Material Litigation or Contingent Obligations. There are no
(a)material actions, suits, proceedings or government investigations pending or threatened against any Loan Party, or (b) material contingent obligations of any Loan Party;

(viii)Searches. The Lender shall have received such UCC, tax and judgment lien searches as the Lender shall have requested, the results of which shall be satisfactory to the Lender; and

(ix)Closing Fee. The Broker/Dealer shall have paid to the Lender a closing fee of $75,000 which shall be fully earned and non-refundable as of the date hereof, and, to the extent invoiced at least one (1) Business Day prior to the date hereof, reimburse the Lender for any other costs and expenses due and payable pursuant to the terms hereof.

(b)Advances. The Lender’s obligation to make any Advances under the Credit Line is subject to the conditions that as of the date of each such Advance:

(i)Representations and Warranties. Each of the representations and warranties (i) made by the Broker/Dealer under this Agreement or (ii) which are contained in any certificate, document, financial or other statement furnished at any time in connection with this Agreement, shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and provided that if a representation and warranty contains a materiality or material adverse effect qualification, it shall be true and correct in all respects);

(ii)Absence of Certain Events. Both before and immediately after giving effect to such Advance, no Event of Acceleration or Event of Default shall have occurred and be continuing;

(iii)Loan Request. The Broker/Dealer has submitted to the Lender a loan request in a form reasonably acceptable to the Lender at least one (1) Business Day prior to the date of such proposed Advance; and

(iv)Commitment Amount. In no event shall the aggregate unpaid principal amount of the Advances outstanding at any time under the Revolving Note exceed the Commitment Amount. Lender shall not under any circumstances be required to repay to the Broker/Dealer or any other Person or its or their successors or assigns any amounts to the extent that, after giving effect to such payment, the outstanding principal amount of the Advances shall exceed the Commitment Amount.

10.Anti-Money Laundering/International Trade Law Compliance. The Broker/Dealer represents and warrants to the Lender, as of the date hereof, the date of each advance of proceeds under the Credit Line, the date of any renewal, extension or modification of the Credit Line, and at all times until the Credit Line has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Credit Line will not be used for the purpose of funding any operations in, financing any investments or activities in, or making any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Credit Line are not and will not be derived from any unlawful activity; and (d) each Covered Entity is in compliance in all material respects with any Anti-Terrorism Laws. The Broker/Dealer covenants and agrees that it shall immediately notify the Lender in writing upon the occurrence of a Reportable Compliance Event.

As used herein: “Anti-Terrorism Laws” means any laws administered by any Compliance Authority relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means (a) the Broker/Dealer, each of the Guarantors, each of the Loan Parties’ subsidiaries and all pledgors of collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of the definition of “Covered Entity”, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions of such Person or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interest, contract or otherwise; “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture or other business entity or any Governmental Authority or political subdivision or agency thereof; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated, or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti- Terrorism Law or any predicate crime to any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a comprehensive, country-based sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

11.Indemnity. The Broker/Dealer agrees to indemnify each of the Lender, each legal entity, if any, who controls, is controlled by or is under common control with the Lender, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Broker/Dealer), in connection with or arising out of or relating to the matters referred to herein or in the other Loan Documents or the use of any Advance under this Agreement, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Broker/Dealer, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of any Advance under this Agreement and the assignment of any rights hereunder. The Broker/Dealer may participate at its expense in the defense of any such claim.

12.Miscellaneous.

(a)Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth on the signature pages to this Agreement or to such other address as any party may give to the other for such purpose in accordance with this section.

(b)Preservation of Rights. No delay or omission on the Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender’s action or inaction impair any such right or power. The Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lender may have under other agreements, at law or in equity.

(c)Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

(d)Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Broker/Dealer from, any provision of this Agreement will be effective unless made in a writing signed by the party to be charged and consented to by FINRA, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Broker/Dealer will entitle the Broker/Dealer to any other or further notice or demand in the same, similar or other circumstance.

(e)Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(f)Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission or other electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission or other electronic transmission.

(g)Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Broker/Dealer and the Lender and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that the Broker/Dealer may not assign this Agreement in whole or in part without the Lender’s prior written consent and the Lender at any time may assign this Agreement in whole or in part subject to the restrictions in this Agreement and this Rider (including but not limited to Section 12(i)(i) of this Rider, which requires that any assignment must be to a Qualified Lender that has executed FINRA’s form of Subordination Agreement Lender's Attestation, and have been consented to by FINRA, among other requirements set forth in Section 12(i)(i)).

(h)No Consequential Damages, Etc. The Lender will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any person or entity, including the Broker/Dealer and any other Loan Party, as a result of this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of the proceeds of any Advance.

(i)Assignments and Participations.

(i)The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitments and the Loan); provided that (i) the assignee is a Qualified Lender (as that term is defined in SEC Division of Trading and Markets Interpretation /01 of SEA Rule 15c3- 1d(a)(2)(v)(F)) that has executed FINRA’s form of Subordination Agreement Lender’s Attestation, (ii) FINRA shall have consented to such assignment, (iii) the consent of the Broker/Dealer shall be required unless (x) an Event of Default exists, (y) the Lender is merged into or otherwise acquired by a third Person or (z) the assignment is to an Affiliate of the Lender, and (iv) if the consent of the Broker/Dealer is required, such consent shall not be unreasonably withheld, provided that, in any case that the Broker/Dealer’s consent is required, (I) the refusal of the Broker/Dealer to consent to the assignment to a Competitor shall not be deemed unreasonable and (II) the Broker/Dealer shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within ten (10) Business Days after having received notice thereto. For purposes of this Section, “Competitor” means any competitor of Evercore, Inc. (the “Company”) or any of its subsidiaries which competitor has a broker-dealer operating company.

(ii)The Lender may at any time, without the consent of, or notice to, the Broker/Dealer, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a part of its commitment hereunder and/or the aggregate Advances); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Broker/Dealer for the performance of such obligations and
(iii)the Broker/Dealer shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.

(iii)The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

(iv)Subject to the below clause (l) on Confidentiality, the Broker/Dealer hereby authorizes the Lender to provide, without any notice to the Broker/Dealer, any information concerning the Broker/Dealer, including information pertaining to the Broker/Dealer’s financial condition, business operations or general creditworthiness, to any assignee of or participant in or any prospective assignee of or participant in all or any part of the Lender’s interest in the Commitment Amount and/or the Advances.

(j)USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Loan Party that opens an account. What this means: when the Broker/Dealer opens an account, the Lender will ask for the business name, business address, taxpayer identifying number and other information or documentation that will allow the Lender to identify the Broker/Dealer, such as organizational documents. For some businesses and organizations, the Lender may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

(k)Important Information about Phone Calls. By providing telephone number(s) to the Lender, now or at any later time, the Broker/Dealer hereby authorizes the Lender and its affiliates and designees to contact the Broker/Dealer regarding the Broker/Dealer’s account(s) with the Lender or its affiliates, whether such accounts are the Broker/Dealer individual accounts or business accounts for which the Broker/Dealer is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or by leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. The Broker/Dealer hereby consents that any phone call with the Lender may be monitored or recorded by the Lender.

(l)Confidentiality. In connection with the Advances and other amounts outstanding under this Agreement, this Agreement and the other Loan Documents, the Broker/Dealer will be providing to the Lender, whether orally, in writing or in electronic format, nonpublic, confidential or proprietary information (collectively, “Confidential Information”). The Lender agrees (i) to hold the Confidential Information of the other in strict confidence; (ii) not to disclose or permit any other person or entity access to the Confidential Information of the other party, except for disclosure or access (a) to the Loan Parties’ or the Lender’s affiliates and its or their employees, officers, directors, agents, representatives, (b) to other third parties that provide or may provide ancillary support relating to the Advances and other amounts outstanding under this Agreement, this Agreement and/or the other Loan Documents, (c) in connection with the exercise of any remedies or enforcement of rights under this Agreement or any action or proceeding relating to the Advances and other amounts outstanding under this Agreement, this Agreement and/or the other Loan Documents, (d) to its external or internal auditors or regulatory authorities, or (e) upon the order of a court or other governmental agency having jurisdiction over a party, and (iii) not to use such Confidential Information except in connection with the Advances and other amounts outstanding under this Agreement and for the purposes of this Agreement and the other Loan Documents. It is understood and agreed that the obligation to protect such Confidential Information shall be satisfied if the party receiving such Confidential Information utilizes the same control (but no less than reasonable) as it does to avoid disclosure of its own confidential and valuable information. It is also understood and agreed that no information shall be within the protection of this Agreement where such information: (a) is or becomes publicly available through no fault of the party to whom such Confidential Information has been disclosed; (b) is released by the originating party to anyone without restriction; (c) is rightly obtained from third parties who are not, to such receiving party’s knowledge, under an obligation of confidentiality; or (d) is required to be disclosed by subpoena or similar process of applicable law or regulations.

For the purposes of this Agreement, Confidential Information of a party shall include, without limitation, any financial information, scientific or technical information, design, process, procedure or improvement and all concepts, documentation, reports, data, data formats, specifications, computer software, source code, object code, user manuals, financial models, screen displays and formats, software, databases, inventions, knowhow, showhow and trade secrets, whether or not patentable or copyrightable, whether owned by a party or any third party, together with all memoranda, analyses, compilations, studies, notes, records, drawings, manuals or other documents or materials which contain or otherwise reflect any of the foregoing information.

The Lender agrees to return to the Broker/Dealer or destroy all Confidential Information of the Broker/Dealer upon the termination of this Agreement; provided, however, the Lender may retain such limited information for customary archival and audit purposes only for reference with respect to prior dealings between the parties subject at all times to the continuing terms of this Section.

Each of the Broker/Dealer and the Lender agrees not to use the other’s name or logo in any marketing, advertising or related materials, without the prior written consent of the other party.

(m)Sharing Information with Affiliates of the Lender. The Broker/Dealer acknowledges that from time to time other financial and banking services may be offered or provided to the Broker/Dealer or one or more of its subsidiaries and/or affiliates (in connection with this Agreement or otherwise) by the Lender or by one or more subsidiaries or affiliates of the Lender or of The PNC Financial Services Group, Inc., and the Broker/Dealer hereby authorizes the Lender to share any information delivered to the Lender by the Broker/Dealer and/or its subsidiaries and/or affiliates pursuant to this Agreement or any of the Loan Documents to any subsidiary or affiliate of the Lender and/or The PNC Financial Services Group, Inc., subject to any provisions of confidentiality in this Agreement or any other Loan Documents.

(n)Electronic Signatures and Records. Notwithstanding any other provision herein, the Broker/Dealer agrees that this Agreement, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Lender’s option, be in the form of an electronic record. Any Communication may, at the Lender’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Lender of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

(o)Copies to Lender. The Broker/Dealer shall send a copy to the Lender of all drafts of this Agreement sent to FINRA and any notices required to be sent to FINRA pursuant to the terms hereof.

(p)Cure. Notwithstanding anything to the contrary contained herein or in the Guaranty, if an Event of Acceleration or an Event of Default has occurred and either (i) no amounts are then outstanding under this Agreement at such time or (ii) the Broker/Dealer or any Guarantor repays all outstanding amounts under this Agreement within five (5) business days following the Company’s receipt of notice of such Event of Acceleration or Event of Default, then such Event of Acceleration or Event of Default shall be deemed to have been cured, and no Event of Acceleration or Event of Default shall be deemed to have occurred hereunder; provided that (x) the Company shall notify FINRA of such cure, (y) no notice to the Company by the Lender shall be required in the event of any insolvency, bankruptcy, liquidation or other similar proceeding in which the Broker/Dealer or any Guarantor is a debtor or otherwise the subject of such insolvency, bankruptcy, liquidation or similar proceeding and (z) the Bank shall not be required to advance any additional Advances or other credit to the Broker/Dealer hereunder so long as any Event of Default or Event of Acceleration shall exist without giving effect to this Section 12(p) or any cure thereof provided in this Section 12(p).

(q)Right of Setoff; No Subordination of Guaranty. Nothing in this Agreement, including but not limited to Section 20 hereof, shall affect any right of setoff that the Lender may have against any affiliate of the Broker/Dealer, including under any Guaranty. Nothing in this Agreement shall subordinate or affect in any respect any claim that the Lender may have against any Person other than Broker/Dealer (including any claim under any Guaranty). Nothing in this Section 12(q) shall grant Lender any right of setoff against Broker/Dealer, Broker/Dealer’s property, or any property in which Broker/Dealer may have an interest.

(r)Limitation on Clawback. Notwithstanding any provision in this Agreement to the contrary, in no event shall the aggregate unpaid principal amount of the Advances outstanding at any time under the Revolving Note exceed the Commitment Amount and, accordingly, Lender shall not under any circumstances be required to repay to the Broker/Dealer or any other Person or its or their successors or assigns any amounts to the extent that, after giving effect to such payment, the outstanding principal amount of the Advances shall exceed the Commitment Amount.

LIBOR REPLACEMENT RIDER TO RIDER A

(a)Announcements Related to LIBOR. On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the “IBA”) and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month USD LIBOR tenor settings (collectively, the “Cessation Announcements”). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to USD LIBOR under clauses (1) and
(2) of the definition of Benchmark Transition Event below; provided however, no related Benchmark Replacement Date occurred as of such date.

(b)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred in respect of any setting of the then-current Benchmark, then, (x) if the Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” on the Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment or further action or consent of any other party hereto or to any other Loan Document; and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” on the Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00
p.m. (Eastern time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Broker/Dealer without any amendment hereto or to any other Loan Document, or further action or consent of the Broker/Dealer.

(c)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Broker/Dealer.

(d)Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Broker/Dealer of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Rider, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Broker/Dealer.

(e)Benchmark Unavailability Period. Upon the Broker/Dealer’s receipt of notice of the commencement of a Benchmark Unavailability Period, amounts outstanding hereunder automatically will bear interest at the Fallback Rate. During any Benchmark Unavailability Period,

the component of the Fallback Rate based upon the then-current Benchmark, if any, will not be used in any determination of the Fallback Rate.

(f)Secondary Term SOFR Conversion. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment or further action or consent of any other party hereto or to any other Loan Document; and (ii) loans outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to loans bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, (A) this paragraph (f) shall not be effective unless the Lender has delivered to the Broker/Dealer a Term SOFR Notice and (B) this paragraph (f) shall not be effective with respect to the Credit Line if (I) the Broker/Dealer has outstanding an interest rate swap with the Lender to hedge, in whole or part, the floating rate risk under the Credit Line on the Secondary Term SOFR Conversion Date, and (II) such swap incorporates LIBOR fallback provisions with a Daily Simple SOFR rate as the primary alternative fallback rate for USD LIBOR.

(g)Certain Defined Terms. As used in this Rider:

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, one month.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph
(b)of this Rider.

“Benchmark Replacement” means for the Available Tenor the first alternative set forth in the order below that can be determined by the Lender on the applicable Benchmark Replacement Date; provided, however, if (i) the Broker/Dealer has outstanding an interest rate swap with the Lender on the Benchmark Replacement Date to hedge, in whole or part, the floating rate risk under the Credit Line, and (ii) such swap incorporates LIBOR fallback provisions with a Daily Simple SOFR rate as the primary alternative fallback rate for USD LIBOR, then the Benchmark Replacement alternative set forth below in clause (1) of this definition shall not apply to the Credit Line and the alternative set forth below in clause (2) of this definition shall be the first alternative:

(1)the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)the sum of: (a) the alternate benchmark rate that has been selected by the Lender as the replacement for the then- current Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then- prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for
U.S. dollar-denominated syndicated or bilateral credit facilities at such time, and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of the foregoing clause (1) of this definition, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition, all in accordance with the immediately preceding paragraph (f) (Secondary Term SOFR Conversion). If the Benchmark Replacement as determined pursuant to the foregoing clause (1), (2) or (3) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes hereof and of the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement:

(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” 0.11448% (11.448 basis points). This value represents the ARRC/ISDA recommended spread adjustment        value    for    the    Available    Tenor    available    here: https://assets.bbhub.io/professional/sites/10/IBOR-Fallbacks-LIBOR- Cessation_Announcement_20210305.pdf.

(2)for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of the Credit Line and the Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Available Tenor of such Benchmark (or such component thereof);

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Lender, which date shall promptly follow the date of the public statement or publication of information referenced therein;

(3)in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Broker/Dealer pursuant to this Rider, which date shall be at least 30 days from the date of the Term SOFR Notice; or

(4)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Broker/Dealer.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Available Tenor of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by a Governmental Authority having jurisdiction over the Lender, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the Available Tenor of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Lender announcing that the Available Tenor of such Benchmark (or such component thereof) is no longer representative.

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Rider, and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Rider.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Lender decides that any such convention is not administratively feasible for the Lender, then the Lender may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1)a determination by the Lender that at least five (5) currently outstanding
U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate, and

(2)the election by the Lender and the Broker/Dealer to trigger a fallback from USD LIBOR and the provision by the Lender of written notice of such election to the Broker/Dealer.

“Fallback Rate” means the alternative rate of interest that would have been applicable under the terms of the Credit Line (absent this Rider) if the Lender had given notice that USD LIBOR had become unavailable or, if no such alternative rate is specified, the Base Rate.

“Floor” means the minimum rate of interest, if any, provided under the terms of the Credit Line with respect to USD LIBOR or, if no minimum rate of interest is specified, zero.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Available Tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Lender to the Broker/Dealer of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Lender that (1) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for the Available Tenor, (2) the administration of Term SOFR is administratively feasible for the Lender and (3) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with this Rider that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means, for purposes of this Rider only, any interest rate that is based on the London interbank offered rate for U.S. dollars.